Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of September 14, 2021 (the “Execution Date”), is entered by and among ELYSIAN PREMIUM CORP., a Colorado corporation (the “Buyer”), a wholly owned subsidiary of FORTIUM HOLDINGS CORP., a Nevada Corporation (the “Parent”), ALEX GOSSELIN, an individual (the “Seller”), and solely for purposes of Article IV, Treehouse Company Inc., a California corporation (the “Company”); Buyer and Parent, together the “Buyers”; and Seller and Buyers together, the “Parties”).

RECITALS

WHEREAS, Seller owns Eight Hundred (800) shares of the issued and outstanding shares of common stock (the “Shares”), of the Company; and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, subject to the approval of applicable State and local regulatory authorities, upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
Definitions

In addition to those terms defined herein, the following terms have the meanings specified or referred to in this Article I:

“Action” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, claim, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in California are authorized or required by Law to be closed for business.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments, understandings and legally binding arrangements, whether written or oral.

“Employees” means those Persons employed by the Company immediately prior to the Closing.

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

“Environmental Permits” means all Permits required under or issued pursuant to any applicable environmental law.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any governmental, regulatory or administrative body, agency or authority, stock exchange, any court of judicial authority, any arbitrator or any public, private or industry regulatory authority, whether international, national, federal, state or local, including, without limitation, the City of Oakland (“Local Authority”) and the California Department of Cannabis Control (“DCC”).

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Indebtedness” means with respect to the Company at the time of any determination, without duplication: (a) all indebtedness of the Company for borrowed money or in respect of loans or advances (including principal and interest thereon), (b) all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments or debt securities, (c) all obligations with respect to letters of credit and bankers’ acceptances issued for the account of the Company to extent drawn, (d) all obligations arising from bank overdrafts, (e) all obligations arising from deferred compensation arrangements, (f) all obligations under capital leases (as determined in accordance with GAAP) and any sale-lease back transactions, (g) all past due or deferred rent, (h) all obligations of the type referred to in clauses (a) through (g) for the payment of which the Company is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations, (i) all obligations of the type referred to in clauses (a) through (h), whether or not assumed, secured by any lien or payable out of the proceeds or product from any property or assets no or hereafter owned by the Company, (j) all accrued interest, prepayment premiums or penalties with respect to any of the obligations of the type referred to in clauses (a) through (i), and (k) all obligations for Taxes (or the non-payment thereof) of the Company with respect to any taxable year or period that ends on or before the Closing Date.

“Knowledge of Seller or Seller’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of the Seller after reasonable inquiry of such fact or circumstance.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Losses” means actual out-of-pocket losses, damages, liabilities, costs or expenses, including reasonable attorneys’ fees.

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“Material Adverse Effect” means any event, occurrence, fact, condition or change that is materially adverse to (a) the business, results of operations, financial condition, prospects or assets of the Company, or (b) the ability of Seller to consummate the transactions contemplated hereby and by any other Transaction Documents.

“Organizational Documents” means, with respect to any Person that is not an individual, (a) such Person’s articles or certificate of incorporation and bylaws, (b) such Person’s articles of organization, certificate of formation, certificate of trust, limited liability company agreement, limited partnership agreement or trust agreement, or (c) any documents similar or comparable to those described in clauses (a) and (b) as may be applicable pursuant to any applicable Law, and (d) any amendment or modification to any of the foregoing.

“Permits” means all permits, licenses, franchises, approvals, authorizations, exemptions, and consents required to be obtained from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Real Property” means the real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon.

“Representative” means, with respect to any Person, any and all directors, officers, Employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), Real Property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Transaction Documents” means this Agreement and all documents, instruments and certificates contemplated by and/or entered into in connection with this Agreement.

ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares for the consideration specified in Section 2.02.

Section 2.02 Purchase Price. The aggregate purchase price for the Shares shall be two hundred thousand dollars ($200,000) (the “Purchase Price”), payable in accordance with Section 2.03 herein. If the Closing (as defined below) does not occur for any reason, Seller shall promptly refund the full Purchase Price, or any partial payments thereof, to Buyer.

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Section 2.03 Transactions to be Effectuated at or Soon After Closing.

(a) Upon the Execution Date or as soon as reasonably practicable thereafter, Buyer shall (i) pay the Purchase Price to Nason, Yeager, Gerson, Harris & Fumero, P.A. (the “Escrow Agent”) to be held in escrow pending release upon receipt of the final Approval, whereupon the escrowed Purchase Price shall be paid to the Seller by wire transfer in immediately available funds to the account set forth on SCHEDULE 1 attached hereto (the “Account”), and (ii) submit a Live Scan background check application form to the Local Authority for all applicable parties;

(b) Upon receipt of the full Purchase Price by the Escrow Agent, as required by Section 2.03(a), Seller shall (i) cause to be transferred Eight Hundred (800) shares, constituting Eighty Percent (80%) of all issued and outstanding Company shares, from Seller to Buyer (the “Transfer”), and (ii) work with Buyer to execute and deliver notices to the Local Authority and DCC authorizing the Transfer;

(c) As soon as reasonably practicable, Seller shall deliver to Buyer copies of written approvals from both the Local Authority and DCC approving Buyer as new owner of the Company by the Local Authority and the DCC (collectively, the “Approvals”); and

(d) At or prior to the Closing, Seller will set the number of directors at two, appoint at least one Person designated in writing by Buyer as a director and officer of the Company, and immediately following such appointments resign as a director and officer of the Company.

Section 2.04 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place via remote exchange of the various documents and instruments required to be exchanged at the Closing hereunder on the first or second Business Day after all of the conditions to Closing set forth in ARTICLE VII are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as Seller and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date.”

Section 2.05 Closing Deliverables.

(a) Seller Deliverables. At or prior to the Closing, Seller shall deliver, or shall cause to be delivered, to Buyer (i) a certificate or certificates representing Eight Hundred (800) Shares of the Company, accompanied by a duly executed stock power, and (ii) an officer’s certificate certifying the Organizational Documents of the Company and resolutions duly adopted by the board of directors of the Company approving this Agreement and the transactions contemplated hereby, including those set forth in Section 2.03(d).

(b) Buyer Deliverables. At or prior to the Closing, Buyer shall deliver, or shall cause to be delivered, to Seller the Purchase Price paid by wire transfer in immediately available funds to the Account.

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Section 2.06 Conveyance Taxes. All transfer (including real estate transfer), documentary, sales, use, stamp, registration, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement or the transaction contemplated hereby will be paid by the Seller when due, and the Seller will, at their own expense, file all necessary tax returns and other documentation, in a manner consistent with applicable Law, with respect to all such transfer, documentary, sale, use, stamp, improvement, registration and other Taxes and fees.

Section 2.07 Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price such amounts that Buyer is required to deduct and withhold under the Internal Revenue Code of 1986 or any provision of applicable Laws relating to Taxes. To the extent that amounts are so deducted or withheld, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the Seller. Buyer shall provide Seller or their representative with advance written notice of any such amounts withheld or deducted and the Seller or their representative shall have the opportunity to object.

ARTICLE III
Representations and warranties of seller

Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true, correct and complete as of the Execution Date and as of the Closing Date (except for representations and warranties made as of a specified date, which are true, correct and complete as of such specified date).

Section 3.01 Authorization. Seller is an individual residing in the State of California, and is the sole officer, director, and shareholder of the Company. Seller has full power and authority to sell, transfer, assign and deliver the Shares to Buyer as provided in this Agreement and the other Transaction Documents. This Agreement has been duly executed and delivered by Seller, and this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

Section 3.02 Title to Shares. Seller has good and valid title to and is the sole record and beneficial owner of the Shares, free and clear of any Encumbrances (other than restrictions on transfer arising under applicable federal and state securities Laws). Upon the Closing, Seller shall transfer to Buyer good and marketable title to the Shares, free and clear of any Encumbrances (other than restrictions on transfer arising under applicable federal and state securities Laws), and Buyer will be the sole record and beneficial owner of the Shares, free and clear of any Encumbrances (other than restrictions on transfer arising under applicable federal and state securities Laws). Except for this Agreement, Seller is not party to (a) any other commitments, arrangements, rights or agreements providing for the repurchase, redemption or other acquisition of the Shares, or (b) voting agreements, member agreements, management agreements, pledge agreements, buy-sell agreements, proxies or other similar agreements or understandings with respect to the Shares or which restrict or grant any right, preference or privilege with respect to the Transfer of the Shares.

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Section 3.03 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate, conflict with, or constitute a default under any Contract, Permit or other instrument to which Seller is a party or by which he or his property is bound; (b) require the consent, authorization, order or approval of, or filing or registration with, or notification to, any Person or entity, including any Governmental Authority, except for the Approvals and filings, if any, in connection with applicable federal and state securities laws, which have been made, or will be made, in a timely manner; (c) violate any Laws or orders to which Seller is subject; or (d) result in the creation or imposition of any Encumbrance on any properties or assets of Seller (including the Shares).

Section 3.04 Legal Proceedings; Governmental Orders. There are no Actions pending or, to the Knowledge of Seller, threatened against, by or affecting Seller, the Company or any of their respective properties or assets (including the Shares), or that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. There are no outstanding orders of any Governmental Authority and no unsatisfied judgments, penalties or awards against, relating to or affecting Seller, the Company or any of his properties or assets.

Section 3.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon any Contract made by or on behalf of Seller or any of his Affiliates.

Section 3.06 No Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE III, the Seller has not made or does not make any other express or implied representation or warranty, either written or oral, on behalf of Seller.

ARTICLE IV
Representations and warranties OF THE COMPANY AND SELLER

The Company and Seller hereby jointly and severally represent and warrant to Buyer that the representations and warranties contained in this ARTICLE IV are true, correct and complete as of the Execution Date and as of the Closing Date (except for representations and warranties made as of a specified date, which are true, correct and complete as of such specified date).

Section 4.01 Organization. The Company is a corporation, which has been and continues to be validly existing and in good standing under the laws of the State of California. The Company has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. The Company currently has no employees, contractors, or subcontractors. The Company has no subsidiaries.

Section 4.02 Authorization. The Company has all necessary authority to approve this Agreement and the other Transaction Documents and is duly authorized to take all necessary action to consummate the transactions contemplated hereby.

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Section 4.03 Capitalization.

(a) The Company’s authorized capital consists solely of One Thousand (1,000) shares of common stock. All One Thousand (1,000) of such authorized shares have been issued and are owned, beneficially and of record, with good and valid title, by Seller. Without limitation, subject to and in accordance with Section 3.02, Seller is the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances. None of the outstanding equity securities or other securities of the Company (including the Shares) was issued in violation of any Law. All of the Shares have been duly authorized and validly issued under the Company’s Organizational Documents, and are fully paid and nonassessable.

(b) There are (i) no outstanding options, warrants or similar rights or other securities convertible into or exchangeable or exercisable for any shares of capital stock of the Company, (ii) no other commitments, arrangements, rights or other obligations of the Company to issue or sell, any additional shares of capital stock of, or any security convertible or exchangeable for any shares of capital stock of, the Company, or to repurchase, redeem or otherwise acquire any shares of capital stock of the Company, or any security convertible or exchangeable therefor, (iii) no equity equivalents, phantom stock ownership interests or similar rights in the Company, and (iv) no voting agreements or trusts, stockholders agreements, management agreements, pledge agreements, buy-sell agreements, proxies or other similar agreements or understandings with respect to the shares of capital stock of the Company or which restrict or grant any right, preference or privilege with respect to the transfer of thereof.

Section 4.04 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate, conflict with, or constitute a default under any Contract, Permit or other instrument to which Seller or Company, as applicable, is a party or by which it or its property is bound; (b) require the consent, authorization, order or approval of, or filing or registration with, or notification to, any Person or entity, including any Governmental Authority, except for the Approvals and filings, if any, in connection with applicable federal and state securities laws, which have been made, or will be made, in a timely manner; (c) violate any Laws or orders to which Seller or Company is subject; or (d) result in the creation or imposition of any Encumbrance on any properties or assets of Seller or Company (including the Shares).

Section 4.05 Material Contracts. Other than the lease for the premises of the Company, the Company is not party to any Contract (i) involving aggregate consideration in excess of One Thousand Dollars ($1,000), or (ii) relating to Real Property, employment or the engagement of independent contractors or consultants (or similar arrangements), intellectual property, the assumption of any liability, Indebtedness, or the acquisition or disposition of any assets other than in the ordinary course of business consistent with past practice (such Contracts set forth in subsections (i) and (ii) above, “Material Contracts”). Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. There is no breach of or default under any Material Contract, nor has the Company provided or received any notice of any intention to terminate, any Material Contract. There are no verbal Material Contracts with any third-party or any employee or independent contractor. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. There are no material disputes pending or threatened litigation or dispute under any Material Contract or related to the Company. Consummation of the transactions contemplated by this Agreement will not trigger any provision in a Material Contract that would result in a change in such Material Contract or termination thereof.

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Section 4.06 Inventory. All inventory consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for damaged or slow-moving items that have been written off or written down to fair market value. All inventory is owned by the Company free and clear of all Encumbrances, and no Inventory is held on a consignment basis.

Section 4.07 Insurance Policies. All insurance policies maintained by the Company (the “Insurance Policies”) are in full force and effect, and the Company is not default in any material respect with respect to any provision in any Insurance Policy, and all such policies and premiums due thereunder have been paid. Neither the Company nor any related entities have received any notice of cancellation or non-renewal of any insurance policy, since the last renewal date of such policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is bound, including without limitation § 5308 of the California Code of Regulations which requires commercial general liability insurance in the aggregate of no less than Two Million Dollars ($2,000,000) and no less than One Million Dollars ($1,000,000) for each loss. All Insurance Policies are listed on Schedule 2.

Section 4.08 Financial Statements’ Assets. The Company (i) has no Indebtedness or debts or other liabilities except as and to the extent reflected or reserved against on the Company’s financial statements and liabilities incurred in the ordinary course of business consistent with past practice, and (ii) has good title to, free and clear of any Encumbrances, or holds pursuant to valid and enforceable leases, all of the assets (tangible or intangible) purported to be owned or leased by the Company.

Section 4.09 Undisclosed Liabilities. To the Knowledge of the Company and Seller, the Company has no liabilities except those which are adequately reflected or reserved against in the balance sheet attached as Schedule 3 as of the balance sheet date, or those which have been incurred in the ordinary course of business consistent with past practice since the balance sheet date and which are not, individually or in the aggregate, material in amount.

Section 4.10 Bank Accounts. The Company or any related entities have no account with any bank or other financial institution other than those set forth on Schedule 4.

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Section 4.11 Lease and Leased Real Property. Each lease, sublease, license or other agreement and any amendments or modifications thereto relating to all Lease Real Property (each a “Lease” and collectively the “Leases”), true and complete copies of which have been made available to Buyer, the Company has a valid and enforceable leasehold interest under each Lease relating to Lease Real Property used by it. Each Lease is in full force and effect, and is valid binding and enforceable in accordance with its terms against the Company or each other party thereto. The Company is not in default nor has it received a notice of default or termination that remains outstanding under any Lease, and to the Company’s knowledge, no uncured default or breach on the part of landlord exists under any Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under any such Lease. The Company is in peaceful and undisturbed possession of each parcel of Leased Real Property, the use of the Leased Real Property complies with the terms of the applicable Lease and to the Company’s knowledge, there are no contractual or legal restrictions (other than federal Laws relating to cannabis) that preclude or restrict the ability to use the Leased Real Property for the purposes for which it is currently being used. Neither the Company nor any Affiliate has leased or subleased any parcel or any portion of any parcel of Leased Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof. The Leased Real Property comprises all real property used in connection with the Business. The Company is not liable under any lease, sublease, or other form of occupancy agreement other than the Leases. There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the Company’s knowledge, threatened with respect to any of the Leased Real Property, and none of the Company, any related entity, or any selling Party has received written notice of any such proceedings.

Section 4.12 Legal Proceedings. There are no Actions pending or, to the Knowledge of Seller, threatened against, by or affecting Seller or the Company. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.13 Compliance with Laws. To the best of Seller’s Knowledge, Seller and the Company have complied with all applicable Laws (excluding federal Law with respect to the possession, manufacturing, and distribution of marijuana) and has received no notice of any alleged violations of any Law. Subject to obtaining the Approvals, to the best of Seller’s knowledge there are not any facts or circumstances which could reasonably be expected to render the previous sentence untrue in the reasonably foreseeable future.

Section 4.14 Permits. All Permits required for the Company to conduct its business, including the retail delivery and distribution licenses, have been obtained and are presently effective and possessed by the Company and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit. True and correct copies of all such Permits have been made available to Buyer. Provided that all necessary notices are given to and all necessary approvals and consents are obtained from the applicable Governmental Authorities, to the knowledge of the Company, none of the Permits will be impaired or terminated or become terminable as a result of the transactions contemplated hereby or any other agreement.

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Section 4.15 Environmental Matters.

(a) To the knowledge of the Company, the Company is currently and has at all times been in compliance in all material respects with all environmental Laws, and has not, and no selling Party has, received from any Person any notice or claim or written request for information pursuant to environmental Law with respect to the Company, which in each case, either remains pending or unresolved or is the source of ongoing obligations or requirement that are not otherwise required by environmental Laws.

(b) The Company possess and is in compliance in all material respects with all environmental Permits necessary for the operation of the business and the ownership, lease, operation or use of the Leased Real Property and the assets of the Company. Applicable environmental Permits, or exemptions therefrom, obtained by the Company are in full force and effect in accordance with environmental Laws. To the Company’s knowledge, there is no condition, event, or circumstance that might prevent or impede, after the Closing Date, the ownership, lease, operation, or use of the business or assets of the Company as currently carried out. With respect to any such environmental Permits, the Seller, and the Company have undertaken all measures necessary to facilitate transferability of the same and the Seller or the Company are aware of any condition, event, or circumstance that might prevent or impede the transferability of the same no have either received any notice or written communication regarding any material adverse change in the status or terms and conditions of the same.

(c) To the Company’s knowledge, there has been no release of hazardous substances in contravention of environmental Law with respect to the Company or its business or assets of the Company or any real property currently or formerly owner, operated, or leased by the Company. The Company has not received an environmental notice concerning any hazardous substances release at, on, under or from the real property leased or operated by the Company.

Section 4.16 Registered Intellectual Property. The Company owns no patents or patent applications, registrations and applications for trademarks and trade names, material common law trademarks, registered copyrights and copyright applications, domain names, or any other registered intellectual property or material proprietary software. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any Company rights in any Company intellectual property, or Company technology and will not result in the breach of, or create on behalf of any third party the right to terminate or modify any license, sublicense, or other agreement as to which the Company is a party authorized to license or use any third party intellectual property rights or technology.

Section 4.17 Related Party Arrangements. Neither any Representative of the Company nor any Affiliate of the Company, nor any of their respective Representatives, nor any family member of Seller or any such Representative (a) has any indebtedness owing from or to the Company, (b) has any ownership or other interest in any of the Company’s assets, or (c) is a party to (or a beneficiary of) any Contract.

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Section 4.18 Taxes. There are no Taxes due and payable by the Company which have not been timely paid. The Company has timely filed all tax returns required to have been filed and paid and discharged in full any liabilities for Taxes due and payable in any states or localities in which it is subject to Tax. There is no audit or other review or inquiry pending in respect of any Taxes of the Company, nor has any deficiency or claim for any such Taxes been proposed or asserted by any Governmental Authority. There are no Encumbrances for Taxes upon the assets of the Company, nor are any Encumbrances in the process of being imposed to Seller’s Knowledge. All monies required to be withheld by the Company from Employees for Taxes have been collected or withheld and either paid to the respective Governmental Authority or adequately provided for by reserves on the books of the Company. During the preceding three (3) years, (i) no federal, state, or local tax audits or administrative judicial audits, proceedings or other actions with respect to any Tax are, to the Company’s knowledge, pending or being conducted with respect to the Company; (ii) the Company nor Seller has received from any federal, state or local Taxing Authority any notice indicating an intent to open an audit or other review, (B) request for information related to Tax matters, or (C) a notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company; and (iii) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company does not file tax returns that the Company is or may be subject to taxation in that jurisdiction.

Section 4.19 Information; Disclosure. All information delivered or made available pursuant to this Agreement by or on behalf of Seller or the Company in connection with this Agreement and the transactions contemplated hereby is true, complete and accurate in all respects. No representation or warranty by the Company and Seller in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

Section 4.20 Brokers. No broker, finder, investment banker or any other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon any Contract made by or on behalf of Seller or any of its Affiliates.

Section 4.21 Real Property. The Company does not own nor has it ever owned any real property, and the Company has no options, written commitments, or Contracts to acquire any real property. Each Lease is in full force an effect and is valid, binding and enforceable in accordance with its terms against the Company and each other party thereto. The Company is not in default nor has it received a notice of default or termination that remains outstanding under any Lease, and to the Company’s knowledge, no uncured default or breach on the part of the landlord exists under any Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute a breach or default or permit the termination, modification or acceleration of rent under any such Lease. The Company is in peaceful and undisturbed possession of each parcel of Leased Real Property, the use of the Leased Real Property complies with the terms of the applicable Lease and to the Company’s knowledge, there are no contractual or legal restrictions (other than federal Laws relating to cannabis) that preclude or restrict the ability to use the Leased Real Property for the purposes for which it is currently being used. The Company has not leased or subleased any parcel or any portion of any parcel of Leased Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof. The Leased Real Property comprises all real property used in connection with the Company and its business. The Company is not liable under any lease, sublease or other form of occupancy agreement other than the Leases. There are no condemnation proceedings or eminent domain proceedings of any kind pending, or to the Company’s knowledge, threatened with respect to any of the Leased Real Property, and the Company has not received written notice of any such proceedings.

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Section 4.22 Assets. The Company holds all legal and beneficial rights, title, and interest in and to all of their respective assets, free and clear of any Encumbrance. Following the Closing, all of such assets will be owned, leased or available for use by the Company on terms and conditions substantially identical to those under which, immediately prior to the Closing, the Company owns, leases, uses or holds available for use such assets. Such assets comprise all of the assets, properties, and rights used in or necessary to the conduct of the Company and its business and are adequate and sufficient to conduct the Company and its business.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER

Buyer hereby represents and warrants to Seller that the representations and warranties contained in this ARTICLE V are true, correct and complete as of the Execution Date and as of the Closing Date (except for representations and warranties made as of a specified date, which are true, correct and complete as of such specified date).

Section 5.01 Authorization. Buyer is a Colorado corporation validly existing and in good standing under the laws of the State of Colorado. Buyer has all necessary authority to enter into this Agreement and the other Transaction Documents and is duly authorized to take all necessary action to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by each other Party hereto) this Agreement constitutes, and the Transaction Documents, when duly executed and delivered, will constitute, the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with their terms.

Section 5.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate, conflict with, or constitute a default under any contract or other instrument to which Buyer is a party or by which it or its property is bound; (b) require the consent, authorization, order or approval of, or filing or registration with, or notification to, any Person or entity, including any Governmental Authority, except for the Approvals and filings, if any, in connection with applicable federal and state securities laws, which have been made, or will be made, in a timely manner; or (c) violate any Laws or Orders to which Buyer is subject.

Section 5.03 Legal Proceedings. There are no Actions pending or, to the knowledge of Buyer, threatened against, by or affecting Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

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Section 5.04 Lawful Operation. Buyer has no intent to act on behalf of the Company or use Company assets, property, inventory, etc., to violate any applicable Laws (excluding federal Law with respect to the possession, manufacturing, and distribution of marijuana). Buyer intends to comply with all applicable Laws (excluding federal Law with respect to the possession, manufacturing, and distribution of marijuana) when acting on behalf of the Company after the Closing Date, and Buyer intends to cause their Representatives to do the same.

Section 5.05 Insurance Policies. Following the Closing Date Buyer intends to maintain the Insurance Policies in compliance with § 5308 of the California Code of Regulations, which requires commercial general liability insurance in the aggregate of no less than Two Million Dollars ($2,000,000) and no less than One Million Dollars ($1,000,000) for each loss.

Section 5.06 Brokers. No broker, finder, investment banker or any other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon any Contract made by or on behalf of Buyer or any of its Affiliates except for any such Contract to be paid entirely by Buyer.

Section 5.07 Sufficiency of Funds. Buyer has sufficient cash on hand, assets which can be sold for cash within a reasonable period of time or other sources of funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

Section 5.08 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the business. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in ARTICLE III of this; and (b) none of Seller, the Company or any other Person has made any representation or warranty as to Seller, the Company or this Agreement, except as expressly set forth in ARTICLE III or IV of this Agreement.

ARTICLE VI
Covenants

Section 6.01 Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall, and shall cause the Company to: (a) conduct the business of the Company in the ordinary course of business; and (b) use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of the Company and to preserve the rights, franchises, goodwill and relationships of its customers, lenders, suppliers, regulators and others having business relationships with the Company.

Section 6.02 Access to Information. Seller shall provide to Buyer complete access to the facilities and books and records of the Company, and shall cause the Representatives of the Company to cooperate fully with Buyer and Buyer’s Representatives in connection with sharing information about the Company and its assets, liabilities, operations, records, prospects and other aspects of the Company’s business.

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Section 6.03 Confidentiality. Subject to any obligation to comply with (a) any Law, (b) any rule or regulation of any Governmental Authority or securities exchange, or (c) any subpoena or other legal process to make information available to the Persons entitled thereto, whether or not the transactions contemplated herein shall be concluded, all information obtained by any Party about any other Party, and all of the terms and conditions of this Agreement, shall be kept in confidence by each Party, and each Party shall cause its Representatives to hold such information confidential. Such confidentiality shall be maintained to the same degree as such Party maintains its own confidential information and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge; provided, however, that the foregoing shall not apply to any information obtained by a Party through its own independent investigations or received by a Party from a third-party not under any obligation to keep such information confidential nor to any information obtained by a Party which is generally known to others engaged in the trade or business of the Parties. The Parties’ obligations of confidentiality herein shall survive termination of this Agreement.

Section 6.04 Governmental Approvals and Consents. Each Party shall, as promptly as possible, (a) make, or cause or be made, all notices, filings and submissions in connection with the Approvals and otherwise required by Law; and (b) use commercially reasonable efforts to obtain, or cause to be obtained, any consents, authorizations, orders and approvals from all Governmental Authorities including, without limitation, the Approvals, that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement. Each Party shall cooperate fully with the other Party and its Affiliates in promptly seeking to obtain all such Approvals and any other consents, authorizations, orders and approvals. The Parties shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of the Approvals or any other required consents, authorizations, orders and approvals.

Section 6.05 Lawful Conduct. Buyer and Buyer’s Representatives shall abide by all applicable Laws (excluding federal Law with respect to the possession, manufacturing, and distribution of marijuana) at all times after the Execution Date. Buyer and Buyer’s Representatives shall not act on behalf of the Company or use company finances, property, or resources in violation of all applicable Laws (excluding federal Law with respect to the possession, manufacturing, and distribution of marijuana).

Section 6.06 Release. Effective as of the Closing, Buyer and Seller on behalf of such Party and Company and affiliates or any Person claiming by or through such Buyer and Seller hereby irrevocably waives, releases, remises and forever discharges any and all rights and claims that such Buyer and Seller and affiliates has had, now has or might now have against the Company, occurred or existed on or before the Closing (whether accrued, absolute, contingent, unliquidated, or otherwise and whether known or unknown), except for (a) rights an claims arising from or in connection with this Agreement or any ancillary agreement,(b) rights to indemnification under Article VIII, (c) right and claims against the Company arising after the Closing, and (d) breach of any of the warranties set forth in Articles III, IV, and V.

Section 6.07 Closing Conditions. From the date hereof until the Closing, each Party hereto shall, and Seller shall cause the Company to, use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in ARTICLE VII hereof.

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Section 6.08 Confidentiality. From and after the Closing, each Seller and Buyer shall, and shall cause each of their respective agents to, hold, and shall use their best reasonable efforts to cause their agents to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that such Seller or Buyer, as applicable, can show that such information (i) is generally available to and known by the public through no fault of such Seller or Buyer any of their agents; (ii) is lawfully acquired from and after the Closing from sources which are not prohibited from such information by a legal, contractual, or fiduciary obligation, or (iii) is disclosed without restriction by Buyer or Seller or their agents. If Buyer or Seller or any of their agents are compelled to disclose any information referenced in this section by judicial or administrative process or by other requirements of Law, such Buyer or Seller shall promptly notify the other party in writing and shall disclose only that portion of such information which such party is advised by their counsel in writing is legally required to be disclosed to the extent legally practicable, provided that such Buyer or Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. Each Party acknowledges that remedies at law may be inadequate to protect the other Parties against any actual or threatened breach of this Section 6.08 by such Party or by its Representatives and that they shall sustain irreparable harm, and, without prejudice to any other rights and remedies otherwise available to the other Party, each Party agrees that the other Party shall be entitled to injunctive relief including, without limitation, temporary restraining orders, or preliminary or permanent injunctions. Each Party agrees that the Party seeking such relief shall not be required to post a bond or other security in connection with the granting of such relief.

Section 6.09 Publicity. Buyer and any of its Affiliates shall be permitted by the Seller to disclose the Transaction Documents and details at the Buyer’s discretion in order to comply with various securities and other regulatory laws and regulations. The Buyer and any of its Affiliates shall be permitted to issue one or more public press releases at the Buyer’s discretion to disclose the details of the transaction and potential forward looking statements to its shareholders and the general public for consumption.

Section 6.10 Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 6.11 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any Real Property transfer Tax and any other similar Tax) shall be borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any tax return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as necessary).

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Section 6.12 Books and Records. In order to facilitate the resolution of any claims made by or against or incurred by Buyer or the Company after the Closing, or for any other reasonable purpose, for a period of two (2) years following the Closing, Seller shall: (a) retain the books and records (including personnel files) which relate to the Company and its operations for periods prior to the Closing; and (b) upon reasonable notice, afford the representatives of Buyer or the Company reasonable access (including the right to make, at Buyer’s expense, photocopies), during normal business hours, to such books and records. Seller shall not be obligated to provide the other Party with access to any books or records where such access would violate any Law.

ARTICLE VII
Conditions to closing

Section 7.01 Conditions to Obligations of All Parties. The obligations of the Parties to consummate the transactions contemplated herein shall be subject to the fulfillment, at or prior to the Closing, of all of the conditions set forth below in this Section 7.01. The Parties may waive any or all of such conditions in whole or in part without prior notice; provided, however, that no such waiver shall constitute a waiver by such Party of any other right or remedy if the other Party shall be in default of any of its respective representations, warranties or covenants contained in this Agreement.

(a) No Action or Proceeding. No Action shall have been instituted or threatened before any Governmental Authority seeking to challenge or restrain the transactions contemplated herein, which presents a substantial risk that such transactions will be restrained or that the Parties may suffer material damages or other harms as a result of consummating such transactions.

(b) Consents to Assignment of Certain Contracts. All necessary consents to the assignment of all Material Contracts requiring the consent of third parties to the assignment thereof shall have been obtained upon terms reasonably acceptable to each Party.

Section 7.02 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated herein shall be subject to the fulfillment, at or prior to the Closing of all of the conditions set forth below in this Section 7.02. Buyer may waive any or all of such conditions in whole or in part without prior notice; provided, however, that no such waiver shall constitute a waiver by Buyer of any other right or remedy if Seller shall be in default of any of his respective representations, warranties or covenants contained in this Agreement.

(a) Representations and Warranties; No Material Adverse Effect. The representations and warranties of Seller contained in ARTICLE III shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect.

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(b) Performance of Covenants. Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) No Lapse in Insurance Coverage. No lapse shall have occurred in the coverage provided under any of the Insurance Policies of the Company.

(d) Delivery of Shares Free of Encumbrances. Seller shall have delivered, or caused to be delivered, to Buyer stock certificates evidencing the Shares, free and clear of Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank and with all required stock transfer tax stamps affixed.

Section 7.03 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated herein shall be subject to the fulfillment, at or prior to the Closing of all of the conditions set forth below in this Section 7.03. Seller may waive any or all of such conditions in whole or in part without prior notice; provided, however, that no such waiver shall constitute a waiver by Seller of any other right or remedy if Buyer shall be in default of any of its respective representations, warranties or covenants contained in this Agreement.

(a) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement and in any other Transaction Document shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(b) Performance of Covenants. Each obligation of Buyer to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date.

(c) Payment and Delivery of Consideration. Buyer shall have delivered to Seller the Purchase Price by wire transfer in immediately available funds to the Account upon the Execution date.

ARTICLE VIII
Indemnification

Section 8.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

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Section 8.02 Indemnification by Seller. Subject to the other terms and conditions of this ARTICLE VIII, Seller shall indemnify Buyer against, and shall hold Buyer harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Buyer based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or in any other Transaction Document;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement;

(c) Reserved;

(d) any debt, liability, Tax or obligation of Seller or the Company, direct or indirect, fixed, contingent or otherwise, now or as of the Closing known or unknown, and whether or not then due or payable, which exists at or as of the Closing or which arises after the Closing but which is based upon or arises from any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the Closing; and

(e) Any Action arising from or relating to the Company existing prior to the Closing.

Section 8.03 Indemnification by Buyer. Subject to the other terms and conditions of this ARTICLE VIII, Buyer shall indemnify Seller against, and shall hold Seller harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Seller based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement.

Section 8.04 Indemnification Procedures. The party making a claim under this ARTICLE VIII is referred to as the “Indemnified Party,” and the party against whom such claims are asserted under this ARTICLE VIII is referred to as the “Indemnifying Party.”

(a) Notice of Claim. An Indemnified Party shall provide the Indemnifying Party with written notice of any actual or potential Losses in respect of which indemnification may be sought under this ARTICLE VIII (a “Claim Notice”) promptly after the Indemnified Party becomes aware of such Losses. Such Claim Notice shall describe the actual or potential Losses, to the Indemnified Party’s knowledge, in reasonable detail based on the information then reasonably available, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Losses that have been or may be sustained by the Indemnified Party. Any deficiency in the timeliness of the Claim Notice, or substance of the information or detail conveyed, shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party has been actually prejudiced by the deficiency, and only to the extent of such prejudice.

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(b) Third-Party Claims. If any Claim Notice is in respect of any actual or potential Losses made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party, the Indemnifying Party shall assume active defense of such Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party consists of Seller, such Indemnifying Party shall not have the right to defend or direct the defense of (but shall nevertheless be responsible for the costs thereof) any such Third-Party Claim that (i) involves a Governmental Authority, (ii) involves criminal liability, (iii) is asserted directly by or on behalf of a Person that is a material supplier, material customer or material vendor of Buyer, or (iv) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 8.04(c), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party, or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party (x) elects not to compromise or defend such Third-Party Claim, (y) fails to notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or (z) fails to diligently prosecute the defense of such Third-Party Claim, then in any case the Indemnified Party may, subject to Section 8.02(d) pay, compromise and defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. The Indemnifying Party and the Indemnified Party shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management Employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim

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(c) Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.04(c). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.04(b), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(d) Direct Claims. If any Claim Notice is in respect of any actual or potential Losses by an Indemnified Party on account of Losses which do not result from a Third-Party Claim (a “Direct Claim”), the Indemnifying Party shall have thirty (30) days after its receipt of such Claim Notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such Direct Claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 8.05 Setoff. Notwithstanding anything to the contrary in this Agreement, and without prejudice to any other right or remedy Buyer has or may have, if Seller is required to make any payment or indemnification to Buyer (or any of the Buyer Indemnitees) pursuant to this Agreement, such payment or indemnification may be satisfied (at Buyer’s sole election) by offsetting the amount of such payment or indemnification against any amounts then owing from Buyer to Seller.

ARTICLE IX
Termination

Section 9.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Seller and Buyer;

(b) by Buyer by written notice to Seller if:

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(i) Buyer is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller or the Company pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure is not or cannot be cured by Seller or the Company within ten (10) Business Days’ after Seller’s receipt of written notice of such breach from Buyer; or

(ii) any written denial of the necessary Approvals, consents, approvals, and/or Permits from any Governmental Authority or other Person(s) required for the Lawful consummation of the transactions, and the current and future benefits of the bargain herein. Following any denial contemplated by this section, and such denial cannot be cured by any Party hereto within a reasonable period of time, Buyer may terminate under this section with written notice to Seller; or

(iii) any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been fulfilled within ten (10) Business Days’ after Seller’s receipt of written notice of such failure from Buyer, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c) by Seller by written notice to Buyer if:

(i) Seller is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure is not or cannot be cured by Buyer within ten (10) Business Days after Buyer’s receipt of written notice of such breach from Seller; or

(ii) any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been fulfilled within ten (10) Business Days after Buyer’s receipt of written notice of such failure from Seller, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d) by Buyer or Seller in the event that:

(i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited (other than federal Laws relating to cannabis in effect as of the Execution Date); or

(ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

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Section 9.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this ARTICLE IX, this Agreement shall forthwith become void and there shall be no liability on the part of any Party except:

(a) Seller shall promptly return to Buyer any and all amounts paid to Seller in respect of the Purchase Price;

(b) Buyer shall promptly transfer to Seller all Shares of Company common stock received in the Transfer free and clear of any Encumbrance; and

(c) that nothing herein shall relieve any Party from liability for any willful breach of any provision hereof.

ARTICLE X
Miscellaneous

Section 10.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party (but not the Company), as applicable, incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.02 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by certified mail (return receipt requested) or sent by email to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Seller:	Alex Gosselin
_____________
_____________
Email: ______________

with a copy to:	Finkle Law Office
5776 Stoneridge Mall Road, Ste. 360
Pleasanton, CA 94588
robert@finklelawoffice.com
Attention: Robert Finkle, Esq.

If to Buyer:	Elysian Premium Corp.
834-F S Perry St., Ste. 422
Castle Rock, CO 80104
Email: rhorgan@fortium-holdings.com
Attention: Richard Horgan, CEO

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With a copy to:	Nason Yeager Gerson Harris & Fumero, P.A.
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, FL 33410
Telephone: (561) 471-3507
Attention: Michael D. Harris, Esq.
Email: mharris@nasonyeager.com

Section 10.03 Headings. The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include, “ “includes, “ or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”

Section 10.04 Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the Party preparing the contract, is waived by the Parties. Each Party acknowledges that he/she/it was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or he/she/it had the opportunity to retain counsel to participate in the preparation of this Agreement but chose not to do so.

Section 10.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

Section 10.06 Severability. If any of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable by competent judicial authority, the validity of the remainder of the Agreement shall be unaffected and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein unless such enforceability materially affects the Parties’ rights under this Agreement.

Section 10.07 Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

Section 10.08 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 10.09 No Third-Party Beneficiaries. Except as provided in ARTICLE VIII, this Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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Section 10.10 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.11 Attorneys’ Fees. If a Party shall bring an Action against another Party by reason of any alleged breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, the unsuccessful Party shall pay to the prevailing Party all attorneys’ fees and costs actually incurred by the prevailing Party, in addition to any other relief to which it may be entitled.

Section 10.12 Specific Performance. Seller acknowledges that the Shares are unique and cannot be obtained by Buyer except from Seller and for that reason, among others, Buyer will be irreparably damaged in the absence of the consummation of this Agreement. Therefore, in addition to any other remedy under law or equity, Buyer shall be entitled to an injunction or specific performance of this Agreement, without the need to post a bond or other security, to prove any actual damage or to prove that money damages would not provide an adequate remedy. Seller agrees that he will not oppose the granting of any injunction or specific performance of this Agreement on the basis that Buyer has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or at equity.

Section 10.13 Consultation with an Attorney. Each Party expressly acknowledges and agrees that it: (i) has been advised to consult with an attorney before signing this Agreement; (ii) has carefully read this Agreement in its entirety; (iii) fully understands the significance of all of the terms and conditions of this Agreement and has discussed them with its independent legal counsel, or has had a reasonable opportunity to do so; and (iv) is signing this Agreement voluntarily and of its own free will and agrees to abide by all the terms and conditions contained herein.

Section 10.14 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of California, without giving effect to any choice or conflict of law provision or rule (whether of the state of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the state of California.

Section 10.15 Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by arbitration in Alameda County, California, before one or three arbitrator(s). The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER:		BUYER:

Alex Gosselin		Elysian Premium Corp.

By:	/s/ Alex Gosselin	By:	/s/ Richard Horgan
Name:	Alex Gosselin	Name:	Richard Horgan
		Title:	CEO

COMPANY:

Treehouse Company, Inc.

By:	/s/ Alex Gosselin
Name:	Alex Gosselin
Title:	Sole Shareholder and Director

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